UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2016

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 11, 2016, the Board of Directors (the “Board”) of Waddell & Reed Financial, Inc. (the “Company”) appointed Mr. Benjamin R. Clouse as Vice President and Principal Accounting Officer of the Company, effective March 1, 2016.  Mr. Clouse, age 42, joined the Company in October 2015 as Vice President, Finance.  Prior to joining the Company, Mr. Clouse served as Chief Financial Officer of Executive AirShare Corporation from September 2012 to October 2015.  From 2006 to 2012 and from 2002 to 2005, he served in various roles with H&R Block, Inc., including Assistant Vice President — Audit Services and Assistant Vice President and Controller — Tax Services.  From 2005 to 2006, Mr. Clouse served as Vice President — Finance and Corporate Controller of Gold Bank Corporation, Inc.  Prior to 2002, he served in various roles in the audit practice of Deloitte & Touche, LLP.  Mr. Clouse holds a CPA designation and International Financial Reporting Standards certification and received Bachelor of Science in Business Administration and Master of Science in Accounting degrees, both from Kansas State University.

As Vice President and Principal Accounting Officer, Mr. Clouse will continue to participate in the Company’s management bonus program and be eligible to participate in the Company’s medical, dental and vision plans, 401(k) plan and pension plan.   There is no arrangement or understanding between Mr. Clouse and any other person pursuant to which he was elected as an officer of the Company and there are no familial relationships between Mr. Clouse and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Mr. Clouse has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.  Additionally, Mr. Clouse does not have an employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 18, 2016	By:	/s/ Brent K. Bloss
Brent K. Bloss
Senior Vice President, Chief Financial Officer and Treasurer